Exhibit 99.5

Porta Systems Corp.
(Copper Products Division)

Financial Statements
Three Months Ended March 31, 2010 and 2009

Porta Systems Corp.
(Copper Products Division)
Index

Accountants’ Review Report

To the Board of Directors and Stockholders
Porta Systems Corp.
(Copper Products Division)
Syosset, New York

We have reviewed the accompanying balance sheets of Porta Systems Corp. (Copper Products Division) as of March 31, 2010 and 2009 and the related statements of operations and comprehensive loss, divisional capital and cash flows for the three month periods then ended, in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the Company’s management.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

BDO USA, LLP
August 4, 2010
Melville, New York

Porta Systems Corp.
(Copper Products Division)
Balance Sheets
(Unaudited)
(In Thousands)

March 31,	2010	2009
Assets
Current:
Accounts receivable - trade, less allowance for doubtful accounts of $13 in 2010 and $18 in 2009	$2,258	$2,924
Inventories	3,846	4,726
Prepaid expenses and other current assets	602	302
Deferred tax assets	574	-
Total current assets	7,280	7,952

Property, plant and equipment, less accumulated depreciation and amortization	1,219	1,342
Other assets	69	55
Total Assets	$8,568	$9,349
Liabilities and Divisional Capital
Current:
Accounts payable	$4,708	$4,663
Accrued expenses and other current liabilities	1,827	2,505
Total current liabilities	6,535	7,168
Commitments and contingencies
Divisional capital
Net divisional capital	7,837	7,475
Accumulated other comprehensive loss: Foreign currency translation adjustment	(5,804)	(5,294)
Total Divisional capital	2,033	2,181

Total Liabilities and Divisional Capital	$8,568	$9,349

See accountants’ review report and accompanying notes to unaudited financial statements.

Porta Systems Corp.
(Copper Products Division)
Statements of Operations and Comprehensive Loss
(Unaudited)
(In Thousands)

Three Months ended March 31,	2010	2009
Net sales	$5,767	$6,220
Cost of sales	4,465	5,033
Gross profit	1,302	1,187
Selling, general and administrative expenses	1,169	1,034
Research and development expenses	229	209
Total operating expenses	1,398	1,243
Operating loss	(96)	(56)
Income tax provision	(47)	(77)
Net loss	$(143)	$(133)
Foreign currency translation adjustments	(72)	(151)
Net comprehensive loss	$(215)	$(284)

See accountants’ review report and accompanying notes to unaudited financial statements.

Porta Systems Corp.
(Copper Products Division)
Statements of Divisional Capital
(Unaudited)
(In Thousands)

	Net Divisional Capital	Accumulated Other Comprehensive Loss	Total Divisional Capital
Three Months ended March 31, 2009
Balance, January 1, 2009	$8,635	$(5,143)	$3,492
Net loss	(133)	-	(133)
Foreign currency translation adjustment	-	(151)	(151)
Net advances to Porta Systems Corp.	(1,027)	-	(1,027)
Balance, March 31, 2009	$7,475	$(5,294)	$2,181
Three Months ended March 31, 2010
Balance, January 1, 2010	$7,404	$(5,732)	$1,672
Net loss	(143)	-	(143)
Foreign currency translation adjustment	-	(72)	(72)
Net advances from Porta Systems Corp.	576	-	576
Balance, March 31, 2010	$7,837	$(5,804)	$2,033

See accountants’ review report and accompanying notes to unaudited financial statements.

Porta Systems Corp.
(Copper Products Division)
Statements of Cash Flows
(Unaudited)
(In Thousands)

Three Months ended March 31,	2010	2009
Cash flows from operating activities:
Net loss	$(143)	$(133)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	64	70
Inventory reserves	101	122
Provision for losses on accounts receivable	2	1
Changes in operating assets and liabilities:
Accounts receivable	(1,117)	979
Inventories	(623)	18
Prepaid expenses and other current assets	(408)	(114)
Deferred tax assets	30	-
Accounts payable	1,470	29
Accrued expenses and other current liabilities	34	210
Net cash (used in) provided by operating activities	(590)	1,182
Cash flows from investing activities:
Capital expenditures, net	(12)	(58)
Net cash used in investing activities	(12)	(58)
Cash flows from financing activities:
Net advances from (to) Porta Systems Corp.	576	(1,027)
Net cash provided by (used in) financing activities	576	(1,027)
Effect of exchange rate changes on cash	26	(97)
Net change in cash	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents , end of year	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$61

See accountants’ review report and accompanying notes to unaudited  financial statements.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

1.	Background and Basis of Presentation

        a) Nature of Operations

Porta Systems Corp.’s Copper Products Division (the “Copper Products Division” or the “Company”) designs, manufactures and markets systems for the connection, protection, testing and administration of public and private telecommunications lines and networks. The Company has various patents for copper and software based products that support voice, data, image and video transmission. The Company’s principal customers are foreign and domestic telephone companies.

        b) Basis of Presentation

The Company is a division of Porta Systems Corp. (“Porta Systems”). On May 19, 2010, Tii Network Technologies, Inc. acquired all of the assets (exclusive of cash) and assumed certain operating liabilities, primarily accounts payable and accrued expenses, of the Copper Products Division of Porta Systems for cash consideration of approximately $8,150, subject to future purchase price adjustments, as defined in the acquisition agreement. The Copper Products Division is comprised of two wholly owned subsidiaries located in the United Kingdom and Mexico, as well as domestic assets, liabilities, sales and expenses exclusively related to copper products and allocations of costs of Porta Systems not exclusively related to copper products.  Accordingly, the accompanying financial statements only include the accounts of the Porta Systems Copper Products Division as well as certain allocated costs (see Note 8). The Company’s management believe the allocations are reasonable and approximate those expenses that would have been incurred had the Company operated as a separate entity, however, these allocated costs and expenses are not necessarily the costs and expenses that would have been incurred had the business been operated as a separate entity. All significant transactions and balances between the United Kingdom and Mexican subsidiaries and the Copper Products Division accounts located within Porta Systems have been eliminated in combination.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

2.	Summary of Accounting Policies	a) Revenue Recognition
Our sales are derived from the sale of our products. Product sales are recorded when there is persuasive evidence of the arrangement, usually a customer purchase order, the products are shipped, title passes to the customer, and the price is fixed and determinable and probable of collection. Once a product is shipped, we have no acceptance or other post-shipment obligations precluding revenue recognition. Provisions for estimated sales allowances, returns and losses are accrued at the time revenues are recognized, based on historical experience.

b) Concentrations of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable.
c) Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms. The Company sells its products directly to customers and distributors involved principally in the telecommunications industry. The Company performs continuing credit evaluations of its customers’ financial condition.

The Company records an allowance for doubtful accounts receivable based on specifically identified amounts that it believes to be uncollectible. The Company also records additional allowances based on certain percentages of its aged receivables, which are determined based on historical experience and its assessment of the general financial conditions affecting its customer base. If the Company’s actual collection experience changes, revisions to its allowance may be required. The Company has a limited number of customers with individually large amounts due at any given balance sheet date.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

d) Inventories

Inventories are stated at the lower of cost (on the average or first-in, first-out methods) or fair market value. Inventory amounts reflect an inventory obsolescence reserve that represents the difference between the cost of the inventory and its estimated market value. This reserve is calculated based on historical usage and projected sales. Actual results may differ from our estimates.

e) Property, Plant and Equipment

Property, plant and equipment are carried at cost. Leasehold improvements are amortized over the shorter of the term of the lease or the estimated lives of the related assets. Depreciation is computed using the straight-line method over the related assets’ estimated lives.

f) Accounting for the Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment when events or changes in circumstances indicate the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. Management determined that there was no impairment of the long lived assets during the three month periods ended March 31, 2010 and 2009.

g) Income Taxes

Deferred income taxes are generally recognized based on the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years, and tax benefits of net operating loss carry forwards. Further, the effects of tax law or rate changes are included in income as part of deferred tax expense or benefit for the period that includes the enactment date. A valuation allowance is recorded to reduce net deferred tax assets to amounts that are more likely than not to be realized.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

h) Foreign Currency Translation

Assets and liabilities of foreign subsidiaries are translated at period-end rates of exchange, and revenues and expenses are translated at the average rates of exchange for the period. Gains and losses resulting from foreign currency translation are accumulated and recorded as a separate component of divisional capital. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the functional currency) are included in operations.

i) Shipping and Handling Costs
Shipping and handling costs are included as a component of cost of sales.
j) Research and Development
Costs for research and development activities are expensed as incurred.
k) Comprehensive Loss

Comprehensive loss, in addition to net loss, includes as income or loss, foreign currency translation which is included in the divisional capital of the balance sheet.  The Company has reported comprehensive losses in the amounts of $215 and $284 for the three month periods ended March 31, 2010 and 2009, respectively.

l) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Among the more significant estimates included in these financial statements are the inventory reserves, the deferred tax asset valuation allowance, accrued expenses and various expense allocations (see Note 8). Actual results could differ from those estimates.

3.	Accounts Receivable
Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. Included in the overall allowance for doubtful accounts are any accounts receivable balances that are determined to be uncollectible, along with a general reserve. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, it believes the allowance for doubtful accounts as of March 31, 2010 is adequate. However, actual write-offs may differ from the recorded allowance.

4.	Inventories	Inventories consist of the following (net of $1,196 in reserves as of March 31, 2010 and $994 as of March 31, 2009):

March 31,	2010	2009
Parts and components	$2,574	$3,085
Work-in-process	568	810
Finished goods	704	831
Total	$3,846	$4,726

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

5.	Property, Plant and Equipment	Property, plant and equipment consist of the following:

March 31,	2010	2009	Estimated Useful Lives
Land	$132	$132	-
Buildings	870	870	20 years
Machinery and equipment	1,218	1,227	3-8 years
Furniture and fixtures	311	304	5-10 years
Transportation equipment	48	48	4 years
Tools and molds	1,968	1,858	8 years
Leasehold improvements	7	6	Lesser of lease term or estimated useful life
	4,554	4,445
Less: accumulated depreciation and amortization	3,335	3,103
Property, plant and equipment, net	$1,219	$1,342

Total depreciation and amortization expense amounted to approximately $64 and $70 for the three months ended March 31, 2010 and 2009, respectively.

6.	Income Taxes	The provision for income taxes consists of the following:

Three Months ended March 31,	2010	2009
State and foreign current provision	$15	$77
State and foreign deferred provision	32	-
Total	$47	$77

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

The domestic and foreign components of operating loss before the provision for income taxes were as follows:

Three Months ended March 31,	2010	2009
United States	$(266)	$(243)
Foreign	170	187
Operating loss before income taxes	$(96)	$(56)

Porta Systems has unused United States tax net operating loss (“NOL”) carryforwards of approximately $48,359 expiring through 2029. Due to a 2008 change in ownership which resulted from the restructuring of the Porta System’s debt, the ability of Porta Systems to use its NOL was limited in accordance with Internal Revenue Code section 382. Porta Systems’ carryforward utilization of the NOL is limited to approximately $10,900 of the NOL, representing the portion that arose prior to the change in control. The carryforward amounts are subject to review by the Internal Revenue Service (IRS). In addition, the Company has foreign NOL carryforwards of approximately $3,617 with indefinite expiration dates.

The components of the Company’s deferred tax assets, net of the valuation allowance, as of March 31, 2010 and 2009 are as follows:

March 31,	2010	2009
Benefits of tax loss carryforwards	$5,732	$5,501
Inventories	407	338
Allowance for doubtful accounts	4	6
Depreciation	(39)	12
Accrued commissions	50	55
	6,154	5,912
Valuation allowance	(5,580)	(5,912)
Deferred tax assets, net	$574	$-

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

Effective January 1, 2007, management adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for uncertainty in Income Taxes (“FIN 48”or “FASB ASC 740-10”).  FASB ASC 740-10 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As of such date, the Copper Products Division did not have any unrecognized tax benefits, and there was no effect on its financial condition or results of operation as a result of implementing FASB ASC 740-10.

Porta Systems files U.S. federal income tax returns as well as income tax returns in various states and foreign jurisdictions.  Porta Systems may be subject to examination by the Internal Revenue Service (‘IRS”) for calendar years 2006 through 2009 under the normal statute of limitations. Additionally, any net operating losses that were generated in prior years and utilized in these years may also be subject to examination by the IRS.  Generally, for state tax purposes, Porta Systems’ 2005 though 2009 tax years remain open for examination by the tax authorities under a four year statute of limitations; however certain states may keep their statute open for six to ten years.

No provision was made for U.S. income taxes on the undistributed earnings of the foreign subsidiaries as the earnings of the foreign subsidiaries have been included in the Copper Products Division’s taxable income as a result of a 2008 pledge of the stock of the foreign subsidiaries.  The inclusion of such earnings in income did not result in tax expense as such amount was offset by the US tax loss carryforward and the US current operating tax loss which were available at such time. At March 31, 2010 it was not practical to determine the amount of withholding tax that would be payable upon remittance of the earnings.

At March 31, 2010 the Copper Products Division did not have any accrued interest or penalties associated with any unrecognized tax benefits, nor was any interest expense recognized thereafter

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

7.	Net Divisional Capital
Net divisional capital represents the excess of Copper Products Division assets over liabilities. Net advances made by the Copper Products Division to Porta Systems Corp. are reported as a reduction of net divisional capital in the accompanying statements of divisional capital (net advances received are reported as an increase to net divisional capital).

8.	Allocations
In connection with the preparation of the Copper Products Division’s financial statements as described in Note 1, all balance sheet and income statement accounts that were directly attributable to the Company were identified and carved-out of the books and records of Porta Systems.  Those accounts include accounts receivable, inventories, deferred tax assets, property, plant and equipment, net sales, certain operating expenses and income tax expense and benefit.  Certain accounts, including prepaid expenses and other assets, accounts payable, accrued expenses and other current liabilities, cost sales and certain operating expenses, reflect a combination of specific identification and allocation.  Management also identified various other operating expenses that were not directly attributable to any specific division or subsidiary of Porta Systems.  A portion of these expenses was allocated to the Copper Products Division based on different assumptions and methods.

The following table summarizes expenses which were allocated to the Copper Products Division and the related method of allocation utilized by management:

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

Three Months ended March 31,	2010	2009	Method of Allocation
Allocated Cost of Sales:
Overhead absorption in excess of standard	$601	$112	Percentage of revenues
Other allocated cost of sales	131	129	Percentage of revenues
Total allocated cost of sales	$732	$241

Allocated Selling, General and Administrative Expenses:
Corporate and operating support salaries and benefits	$237	$253	Percentage of revenues
Professional and director fees	139	194	Percentage of revenues
Rent and occupancy expenses	73	111	Analysis of square footage
Other corporate and operating support expenses	28	14	Percentage of revenues
Total allocated selling, general and administrative expenses	$477	$572

Management has determined that a percentage of revenue method is the most appropriate way to allocate non-direct COGS as inventory is not produced for stock. Since the Company does not continuously build and stock inventory the non-direct costs related to the manufacturing process are most closely related to the period sales.  Management believes that a revenue based allocation methodology properly reflects the portion of such expenses which were utilized and consumed by the Copper Products Division.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

Corporate, operating and other selling, general and administrative related costs were allocated in relationship to the amount of time incurred.   Management has determined that time is incurred proportional to the number of transactions for each division, which is closely related to revenue, and therefore these costs are allocated as a percentage of revenue.  Rent and occupancy expenses were allocated based upon an analysis of square footage used by the Copper Products Division in relation to total square footage occupied by Porta Systems Corp.

Porta Systems bank debt and related interest expense, which predominately related to a previously liquidated division, was not allocated to the Copper Products Division in the accompanying financial statements.

The Company’s management believes that the allocated expenses are reasonable and approximate those expenses that would have been incurred had the Division operated as a separate entity.

9.	Employee Benefit Plan
Porta Systems maintains the Porta Systems Corp. 401(k) Savings Plan for the benefit of eligible employees, as defined in the Savings Plan agreement. Participants contribute a specified percentage of their base salary up to a maximum of 15%. Porta Systems will match a participant’s contribution by an amount equal to 25% of the first 6% contributed by the participant. A participant is 100% vested in all balances credited to his account, including Porta System’s contribution. Contributions attributed to the Copper Products Division amounted to approximately $5 during each of the three month periods ended March 31, 2010 and 2009.

10.	Commitments and Contingencies
At March 31, 2010, Porta Systems and its subsidiaries leased manufacturing and administrative facilities and equipment under a number of operating leases. Porta Systems is required to pay increases in real estate taxes on the facilities in addition to minimum rents. The Copper Products Division incurred rent and occupancy expenses of approximately $106 and $151 during the three month periods ended March 31, 2010 and 2009, respectively.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

11.	Major Customers and Concentrations of Credit Risk
The following table sets forth information as to sales to each customer or customer group that accounted for 10% or more of the Copper Products Division’s sales during the three month periods ended March 31, 2010 and 2009:

	For the Three Months Ended March 31,
	2010		2009
	Dollars	%	Dollars	%
Customer A	$3,480	60%	$2,957	48%
Customer A and its systems integrators*	3,496	61%	3,351	54%
Customer B	812	14%	1,684	27%

*Sales to Customer A are included in the sales and percentages figures on the line “Customer A and its systems integrators”.

12.	Fair Value of Financial Instruments
Management follows the provisions of FASB ASC- 820 which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC- 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC- 820 are described as follows:

• Level 1— Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

Porta Systems Corp.
(Copper Products Division)
Notes to Financial Statements
(Unaudited)
(In Thousands)

•  Level 2— Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

• Level 3— Inputs that are unobservable for the asset or liability.

The carrying amounts of accounts receivable and accounts payable are a reasonable estimate of fair value because of the short term maturity of these instruments.  The Company does not have any other assets, liabilities or financial instruments that are required to be fair valued.